Exhibit 1.1

NABRIVA THERAPEUTICS AG

(an Austrian stock corporation (Aktiengesellschaft))

[●] American Depositary Shares

Representing an Aggregate of [●] Common Shares

UNDERWRITING AGREEMENT

[●], 2015

Leerink Partners LLC

RBC Capital Markets, LLC

as Representatives of the several Underwriters

c/o        Leerink Partners LLC

299 Park Avenue, 21st floor

New York, NY 10171

c/o        RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

Nabriva Therapeutics AG, a stock corporation (Aktiengesellschaft) incorporated in the Republic of Austria (“Austria”) with corporate seat in Vienna and business address at Leberstraße 20, A-1110 Vienna, Austria, registered with the commercial register of the Vienna Commercial Court under no. FN 269261 y (the “Company”), proposes to issue and sell to Leerink Partners LLC (“Leerink”), RBC Capital Markets, LLC (“RBC”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof) for whom you are acting as representatives (the “Representatives”), no par value common shares with a nominal value of €1.00 per share (auf den Namen lautende Stammaktien ohne Nennbetrag (Stückaktien)) (the “Common Shares”), including an aggregate number of [●] Common Shares to be registered with the Commercial Register of the Company and referred to as the “Initial Shares”, which will be sold by the Company as a result of the issuance of new shares by the Company in the Capital Increase (as defined below), and which includes the Initial Shares and the Option Shares (as defined below), to the several Underwriters.

As of the date of execution hereof, the stated share capital (Grundkapital) of the Company, as registered in the Commercial Register amounts to €[        ]. Pursuant to Section [        ] of the Company’s articles of association (Satzung) (the “Articles of Association”), as registered in the Commercial Register, the stated share capital of the Company consists of [                ] no par value common shares with a nominal value of €1.00 each.

A shareholders’ meeting of the Company was held on July 22, 2015 pursuant to which it was resolved that (i) the existing share capital of the Company shall be increased to allow for the issuance by the Company of the Offered Shares (as defined below) (the “Capital Increase”) against contributions in cash and (ii) to authorize the management board of the Company to resolve on the certain details of the Capital Increase and in execution, in particular the exact amount of the Capital Increase and the issue price, such resolution to be approved by the supervisory board of the Company. The shareholders of the Company waived their preemptive rights (Bezugsrechte) .

A global share certificate (Globalurkunde) (the “Initial Shares Global Share Certificate”) representing the Initial Shares will be deposited (with the approval of the Representatives) by the Company with UniCredit Bank Austria AG, as custodian (the “Custodian”).

RBC Europe Limited will act as subscription agent (the “Subscription Agent”) on behalf of the Underwriters in connection with the subscription of the Offered Shares (as defined below) and shall, immediately following creation of the Offered Shares, transfer title to such shares to The Bank of New York Mellon as depositary (the “Depositary”). The Initial Shares to be sold will be delivered in the form of American Depositary Shares (the “Initial ADSs”) by the Underwriters at the Closing Time (as defined below) to investors as part of the offering, following the issuance of the Initial ADSs by the Depositary, upon receipt from the Subscription Agent, prior to the Closing Time. The Initial Shares and the Initial ADSs are hereafter collectively referred to as the “Initial Securities.”

In addition, the Company proposes to issue and sell at the Underwriters’ option an aggregate number of up to [●] additional Common Shares (the “Option Shares”) as set forth below. To the extent that Option Shares are sold to the several Underwriters pursuant to such option, such Option Shares will be deposited by the Company, as part of an additional global share certificate, with the Custodian and will be delivered in the form of American Depositary Shares (the “Option ADSs” and together with the Initial ADSs, the “Offered ADSs”) by the Underwriters on the Date of Delivery (as defined below) to the investors as part of the offering following the issuance of the Option ADSs by the Depositary upon receipt of the Option Shares from the Subscription Agent, prior to the Date of Delivery.

The Option Shares and the Option ADSs are hereinafter collectively referred to as the “Option Securities.” The Initial Securities and the Option Securities (to the extent that the aforementioned option is exercised) are hereinafter collectively referred to as the “Securities.”

Each Offered ADS will represent one tenth (1/10) of one Common Share and will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of the Closing Time, or a date prior to the Closing Time, by and among the Company, the Depositary, and all holders and beneficial owners of Offered ADSs issued thereunder. Each reference herein to an ADR shall include the corresponding Offered ADS, and vice versa.

The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom Leerink and RBC are acting as the Representatives, as follows:

The Company understands that the Underwriters propose to make a public offering of the Offered ADSs as soon as the Representatives deem advisable after this underwriting agreement (this “Agreement”) has been executed and delivered.

The Company and the Underwriters agree that up to 5% of the Initial ADSs to be purchased by the Underwriters (the “Reserved ADSs”) shall be reserved for sale by the Underwriters to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Offered ADSs by the Underwriters (the “Reserved ADS Program”), subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Company solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved ADSs (including the amount to be purchased by such persons) sold by the Underwriters. To the extent that such Reserved ADSs are not orally confirmed for purchase by Invitees by 9:00 A.M. (New York City time) on the first business day after the date of this Agreement, such Reserved ADSs may be offered to the public as part of the public offering contemplated hereby.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-205073), including the related preliminary prospectus or prospectuses, covering the registration of the Offered Shares under the Securities Act of 1933, as amended (the “1933 Act”), and a registration statement on Form F-6 (No. [●]) relating to the Offered ADSs. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Offered ADSs, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus, the ADS Registration Statement (as defined below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [    :00 P./A.M.], New York City time, on [●], 2015 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus relating to the Offered Shares and the Offered ADSs that was included in the Registration Statement and distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Offered ADSs that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered ADSs or of the offering of the Offered ADSs that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (a “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering of Offered ADSs and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The Company is a “foreign private issuer” within the meaning of Rule 405.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto, including any prospectus wrapper) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the [●] in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered ADSs.

(iv) Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A of the 1933 Act Regulations or institutions that are accredited investors within the meaning of Rule 501 of the 1933 Act Regulations and (B) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule B-3 hereto.

(v) Form F-6. A registration statement on Form F-6 (No. 333-[●]), and any amendments thereto, in respect of the Offered ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the 1933 Act, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(vi) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Offered ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vii) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any individual or entity (a “Person”) authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(viii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(ix) Financial Statements; Non-GAAP Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiary, Nabriva Therapeutics US, Inc. (the “Subsidiary”) at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiary for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The supporting schedules, if any, present fairly, in all material respects, in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(x) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(xi) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or the Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiary considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xii) Incorporation of the Company. The Company has been duly incorporated and is validly existing as a stock corporation (Aktiengesellschaft) under the laws of Austria and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to transact business and is in good standing (where such concept exists) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xiii) Good Standing of Subsidiary. The Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of the Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiary of the Company is the subsidiary listed on Exhibit 21 to the Registration Statement.

(xiv) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, (A) pursuant to this Agreement, (B) pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (C) pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xvi) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the counterparties thereto, constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, subject to (A) the effects of bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and (B) general equitable principles (whether considered in a proceeding in equity or at law), and the Company has taken all corporate actions required by its articles of association, or other constitutional documents, and Austrian law in connection with the performance of its obligations under the Deposit Agreement. Upon due issuance by the Depositary of the ADRs evidencing the Offered ADSs against the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, and upon payment by the Underwriters for the Offered ADSs evidenced thereby in accordance with the provisions of this Agreement, such Offered ADSs evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The issuance and sale of the Offered ADSs by the Company and the deposit of the Offered Shares with the Depositary and the issuance of the ADRs evidencing the Offered Shares as contemplated by this Agreement and the Deposit Agreement will neither (A) cause any holder of any Common Shares or ADSs, securities convertible into or exchangeable or exercisable for Common Shares or ADSs or options, warrants or other rights to purchase Common Shares or ADSs or any other securities of the Company to have any right to acquire any Common Shares or shares of preferred stock of the Company nor (B) trigger any anti-dilution rights of any such holder with respect to such Common Shares, ADSs, securities, options, warrants or rights, other than any such rights in clauses (A) and (B) that have been duly and validly excluded or waived. The Deposit Agreement and the ADRs conform in all material respects to each description thereof in the Disclosure Package. Each holder of ADRs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as a representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(xvii) Offered Shares/ADSs. The Offered Shares have been duly authorized for issuance pursuant to this Agreement and, when issued and delivered by the Company to the Depositary pursuant to the Deposit Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Offered ADSs to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Offered ADSs and of the Offered Shares is not subject to the preemptive or other similar rights of any securityholder of the Company, except as have been duly and validly waived in writing as of the date of this Agreement, copies of the decree of such exclusion or such waivers having been made available to you. The Offered Shares and the Offered ADSs conform, in all material respects, to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same. The global share certificates (Globalurkunde) for the Offered Shares and the certificates for the Offered ADSs are in due and proper form. No holder of Offered Shares or the Offered ADSs will be subject to personal liability by reason of being such a holder. There are no restrictions under the laws of Austria on the issue of the Offered Shares to the Subscription Agent and transfer of the Offered Shares to the Depositary or of the Offered ADSs to the Underwriters or on any subsequent transfer of the Offered ADSs in the manner contemplated herein.

(xviii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement, or the ADS Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been duly waived.

(xix) Absence of Violations, Defaults and Conflicts. Neither the Company nor the Subsidiary is (A) in violation of its articles of association, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or the Subsidiary is a party or by which either of them may be bound or to which any of the properties or assets of the Company or the Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or the Subsidiary or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Prospectus (including the deposit of the Offered Shares being deposited with the Depositary against the issuance of Offered ADSs to be delivered and/or the ADRs evidencing Offered ADSs to be delivered, the issuance and sale of the Offered ADSs and the use of the proceeds from the sale of the Offered ADSs as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Deposit Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of association, by-laws or similar organizational document of the Company or the Subsidiary or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Subsidiary. Neither the Company nor the Subsidiary have received any state aid (whether in the form of a grant, subsidy, guarantee, writing off of debts, provision of equity, special tax treatment or any other form and whether contained in any law or regulation, constitutive document, agreement or other legal document of any kind) other than state aid which is exempt or with respect to which the Company or the Subsidiary has received approval as to compatibility with the common market from the European Commission or which is otherwise in compliance with the regulatory requirements of Austria.

(xx) Listing. The Offered ADSs have been approved for listing on the NASDAQ Global Market, subject to notice of issuance.

(xxi) Absence of Labor Dispute. No labor dispute with the employees of the Company or the Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, any action, suit proceeding, inquiry or investigation before or brought by the U.S. Food and Drug Administration (the “FDA”)) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or the Subsidiary, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or the Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Offered ADSs hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NASDAQ Stock Market LLC, state securities laws or the rules of FINRA, (B) for the registration of the Offered Shares with the Companies’ Register (Firmenbuch), (C) the necessary filing of the Capital Increase relating to the Offered Shares with the Austrian tax authorities for the assessment of capital duty (Gesellschaftsteuer), and (D) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved ADSs were offered.

(xxv) Possession of Licenses and Permits. The Company and the Subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and the Subsidiary are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxvi) Title to Property. The Company and the Subsidiary have good and marketable title to all real property owned by them and good title to all other properties owned by them (excluding, for the purposes of this Section 1(a)(xxvi), Intellectual Property (as defined below)), in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or the Subsidiary; and all of the leases and subleases material to the business of the Company and the Subsidiary, considered as one enterprise, and under which the Company or the Subsidiary holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor the Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or the Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxvii) Title to Intellectual Property. To the knowledge of the Company, the Company owns or has valid, binding and enforceable licenses or other rights under the patents, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the business of the Company as currently conducted and as proposed in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Intellectual Property”); to the knowledge of the Company, the patents, trademarks, and copyrights, if any, included within the Intellectual Property are valid, enforceable, and subsisting; other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company is not obligated to pay a material royalty, grant a license to, or provide other material consideration to any third party in connection with the Intellectual Property, (B) the Company has not received any notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s product candidates, processes or Intellectual Property, (C) to the knowledge of the Company, neither the sale nor use of any of the discoveries, inventions, product candidates or processes of the Company referred to in the Registration Statement, the General Disclosure Package or the Prospectus do or will, to the knowledge of the Company, infringe, misappropriate or violate any right or valid patent claim of any third party, and (D) to the knowledge of the Company, (i) no third party has any ownership right in or to any Intellectual Property that is owned by the Company and (ii) there is no infringement by third parties of any Intellectual Property.

(xxviii) Patents and Patent Applications. All patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the USPTO or any competent non-U.S. patent or trademark office in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO or any competent non-U.S. patent or trademark office that were not disclosed to the USPTO or such competent non-U.S. patent or trademark office and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.

(xxix) FDA Compliance. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company: (A) is and at all times has been in material compliance with all statutes, rules or regulations of the FDA and other comparable Governmental Entities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from the FDA or any Governmental Authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any Governmental Authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and, to the Company’s knowledge, neither the FDA nor any Governmental Authority or third party is threatening to initiate any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that the FDA or any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and, to the Company’s knowledge, neither the FDA nor any Governmental Authority is threatening to initiate such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(xxx) Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor the Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or the Subsidiary and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or the Subsidiary relating to Hazardous Materials or any Environmental Laws.

(xxxi) Accounting Controls. The Company and the Subsidiary have established effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by the IASB and Austrian GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(xxxii) Disclosure Controls. The Company has established “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the 1934 Act Regulations) that comply with the requirements of the 1934 Act; the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the 1934 Act, and that all such information will be accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(xxxiii) Tests and Preclinical and Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company (the “Company Trials”) that are described in the Registration Statement, the General Disclosure Package and the Prospectus were and, if still ongoing, are being conducted in all material respects in accordance with the protocols submitted to the FDA, the European Medicines Agency or any foreign governmental body exercising comparable authority, and procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all Authorizations and Applicable Laws, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder (collectively, “FFDCA”); the descriptions of the Company Trials and the results thereof, contained in the Registration Statement, the General Disclosure Package and the Prospectus are, to the Company’s knowledge, accurate and complete in all material respects and fairly present the data derived from such Company Trials; except to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the results of the Company Trials described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and, except to the extent disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, the Company has not received any correspondence or written notice from the FDA, the European Medicines Agency or any Governmental Entity requiring the termination or suspension of any Company Trials, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, copies of which communications have been made available to you.

(xxxiv) Payment of Taxes. The Company has filed all federal, state and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes shown as due on such returns or any assessment received by the Company and the Subsidiary, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse

Effect. No stamp tax, transfer tax or issue, documentary, certification or other similar tax imposed by any government agency or other taxing authority within or outside of Austria is payable in connection with (A) the authorization, execution or delivery of this Agreement, (B) the sale and transfer of the Securities to or for the respective accounts of the Underwriters, or (C) the sale and delivery of the Offered ADSs by the Underwriters to those purchasing Offered ADSs from the Underwriters.

(xxxv) Insurance. The Company and the Subsidiary carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or the Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor the Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxxvi) Investment Company Act; Passive Foreign Investment Company. The Company is not required, and upon the issuance and sale of the Offered ADSs as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company was not a “passive foreign investment company,” as such term is defined in the Code, for the calendar year 2014, and assuming the application of the proceeds from the offering and sale of the Offered ADSs as described in the General Disclosure Package and Prospectus under “Use of Proceeds,” does not expect to be a passive foreign investment company for calendar year 2015. Neither the Company nor any subsidiary of the Company is, and, after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof, neither of them will be, a “controlled foreign corporation” as defined by the Code.

(xxxvii) Absence of Manipulation. Neither the Company nor, to the Company’s knowledge, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, without giving effect to activities by the Underwriters, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs or to result in a violation of Regulation M under the 1934 Act.

(xxxviii) Foreign Corrupt Practices Act. None of the Company, the Subsidiary or, to the knowledge of the Company, any supervisory or management board member, agent, employee, affiliate or other person acting on behalf of the Company or the Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (A) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, or (B) any applicable non-United States anti-bribery statute or regulation, including, without limitation, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), and the UK Bribery Act 2010 (the “UK Bribery Act”). To the knowledge of the

Company, its affiliates have conducted their businesses in compliance with the FCPA, the OECD Convention and the UK Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxix) Money Laundering Laws. The operations of the Company and the Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or the Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xl) OFAC. None of the Company, the Subsidiary or, to the knowledge of the Company, any supervisory or management board member, agent, employee, affiliate or representative of the Company or the Subsidiary is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Offered ADSs, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xli) Sales of Reserved ADSs. In connection with any offer and sale of Reserved ADSs outside the United States, each preliminary prospectus, the Prospectus, any prospectus wrapper and any amendment or supplement thereto, at the time it was filed, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed. The Company has not offered, or caused the Representatives to offer, Reserved ADSs to any person with the specific intent to unlawfully influence (A) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (B) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

(xlii) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any banking or lending affiliate of any Underwriter and (B) does not intend to use any of the proceeds from the sale of the Offered ADSs to repay any outstanding debt owed to any affiliate of any Underwriter.

(xliii) No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under Austrian, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Austrian, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 of this Agreement.

(xliv) FINRA Matters. All of the information provided by or on behalf of the Company in writing to the Underwriters or to the Underwriters’ counsel specifically for use by the Underwriters’ counsel in connection with its FINRA Public Offering System filings (and related disclosure) with FINRA is true, complete and correct in all material respects.

(xlv) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlvi) Rating of Debt Securities. The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act).

(b) Officer’s Certificates. Any certificate signed by any supervisory or management board member of the Company or the Subsidiary delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Subscription for the Initial Shares and Payment of Aggregate Issue Price. On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein (i) the Company agrees to issue the Initial Shares to the Subscription Agent, acting for the account of the several Underwriters, as provided in subsection (ii) below; (ii) the Underwriters agree severally to purchase and underwrite the Initial ADSs as set forth on Schedule A hereto, and (iii) the Subscription Agent, acting for the account of the several Underwriters, agrees and undertakes to subscribe, on the date hereof, for the Initial Shares at a price of € 1.00 (the “Issue Price”) and to pay to the Company the Issue Price for each of the subscribed Initial Shares by crediting with value no later than [●] [A.M.], Central European Time (“CET”) on [            ], 2015, the Issue Price multiplied by the number of Initial Shares (the “Aggregate Issue Price”) into a special account opened at Raiffeisen Bank International AG (account number [                    ]) in the name of the Company and entitled “[                                         ]” (the “Capital Increase Account”), such account to be non-interest bearing and free of charges; and (iii) for the purpose of registering the Capital Increase representing the Initial Shares in the Commercial Register, the Subscription Agent will, subject to the conditions stated herein, execute in its own name, but for the account of the several Underwriters, and deliver to the Company a subscription certificate (Zeichnungsschein) (the “Subscription Certificate”) no later than [●] [A.M.] CET on [            ], 2015, duly signed in duplicate in accordance with the Austrian Stock Corporation Act (Aktiengesetz, “AktG”) for the Initial Shares, and will effect payment of the Aggregate Issue Price as described in subsection (a)(ii) above to the Capital Increase Account. Upon crediting the Aggregate Issue Price and no later than [●] [A.M.] CET on [            ], 2015 Raiffeisen Bank International AG will cause delivery to the Company of a bank certificate (Einzahlungsbestätigung) (the “Bank Certificate”), confirming such credit pursuant to Section 170(1), 155(2), 28(2), 28a(1) and 29(1) AktG.

(b) Registration of Capital Increase. Promptly upon receipt of the Subscription Certificate pursuant to Section 2(a)(iii) and the Bank Certificate, the Company shall take all reasonable measures to have the registration of the Capital Increase representing the Initial Shares in the Commercial Register approved by the competent judge by [            ], 2015. Copies of all documents filed with the Commercial Register shall be delivered to the Representatives. Promptly upon the registration of the Capital Increase representing the Initial Shares in the Commercial Register, which is expected to be at the latest by [●] [A.M.] CET on [            ], 2015, the Company shall, by telefax or email furnish each of the Representatives with an excerpt of the registration notice of the Commercial Register and an excerpt from the Commercial Register, each evidencing such Capital Increase representing the Initial Shares. If the actions described in Section 2(a) above and this Section 2(b) have not occurred on or prior to [            ], 2015, all obligations of the several Underwriters to purchase and underwrite the Initial Shares shall terminate. In this event the provisions set out in Sections 4 and 5 of this Agreement shall remain in full force and effect, and the Company shall make such payments to the Subscription Agent as required under Section 9 of this Agreement.

(c) Delivery of the Initial Shares Global Share Certificate by the Company. Upon submission of the documents supporting the registration application of the Capital Increase relating to the Initial Shares to the Commercial Register, but at the latest by [4:00 P.M.] CET on [●] 2015, the Company shall deliver to the Custodian the Initial Shares Global Share Certificate.

(d) Transfer of Title with Respect to the Initial Shares by the Representatives. Following registration of the Capital Increase representing the Initial Shares in the Commercial Register and the issuance of the Initial Shares, the Representatives, through the Subscription Agent, shall as soon as reasonably practicable transfer title with respect to the Initial Shares to the Depositary prior to the Closing Time, to enable delivery by the Depositary of the Initial ADSs in respect of the Initial Shares to the Representatives for the account of the several Underwriters, for subsequent delivery to the other several Underwriters or to investors, as the case may be, by way of book-entry.

(e) Underwriter Undertaking regarding ADS Purchase. Each Underwriter agrees, severally and not jointly, to purchase from the Representatives, and the Representatives agree to sell to the several Underwriters, at the price per Offered ADS set forth on Schedule A hereto (the “Purchase Price”) multiplied by the number of Initial ADSs so purchased, such number of Initial ADSs set forth for each Underwriter in Schedule A hereto, subject to adjustments in accordance with Section 10 hereof and subject to adjustments among the Underwriters as Leerink in its sole discretion shall make to eliminate any sales or purchases of fractional ADSs.

(f) Sale of ADSs to Public; Determination of Price and Payment.

(i) The Company understands that the Underwriters intend to make a public offering of the Offered ADSs as soon after the effectiveness of the Registration Statement and this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Offered ADSs on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Offered ADSs to or through any affiliate of an Underwriter. There will not be any public offering of Securities in Austria.

(ii) Payment for the Initial ADSs to be sold hereunder is to be made in Federal (same day) funds by wire transfer to an account designated by the Company for the Initial ADSs against delivery of the Initial ADSs to the Representatives for the account of the several Underwriters, by way of book-entry. Such delivery is to be made through the facilities of The Depository Trust Company at the offices of Covington & Burling LLP (the “Closing Location”) at 9:00 A.M., New York City time, on [●] (or [●], if the Applicable Time occurs after 4:30 p.m., New York City time) business day after the date of this Agreement, or at such other time or place on the same or such other date, not later than the 10th business day thereafter as the Representatives and the Company may mutually agree, such time and date being herein referred to as the “Closing Time.” The aggregate amount to be paid by the several Underwriters to the Company at the Closing Time in respect of the Initial ADSs shall be the number of Initial ADSs sold multiplied by the Purchase Price. The Representatives, on behalf of the several Underwriters, shall cause such payment to the account designated by the Company for the Initial Shares at the Closing Time.

(iii) Upon receipt of payment from the Underwriters for the Initial ADSs, as described in (ii) above, the Company shall immediately repay to the Subscription Agent, in immediately available Euro denominated funds by wire transfer, the Aggregate Issue Price referred to in Section 2(a)(ii) above to the following account at Deutsche Bank, Frankfurt (account number 100924 883200) in the name of the Subscription Agent.

(g) Subscription and Purchase of Option Shares.

(i) Upon written notice from Leerink given to the Company at any time from time to time not more than 30 days subsequent to the date of the Prospectus, the several Underwriters may subscribe for, purchase and underwrite all or less than all of the Option Shares, represented by the Option ADSs, at a price per Option ADS equal to the Purchase Price multiplied by the number of Option ADSs so purchased. Such notice shall set forth the number of Option ADSs as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option ADSs. The Company agrees to sell to the several Underwriters the number of Option ADSs specified in such notice and the several Underwriters agree, severally and not jointly, to purchase such Option ADSs from the Company. Such Option ADSs shall be purchased for the account of each Underwriter in the same proportion as the number of Initial ADSs set forth opposite such Underwriter’s name on Schedule A hereto bears to the total number of Initial ADSs (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the several Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Initial Securities. No Option ADSs shall be sold or delivered unless the Initial ADSs previously have been, or simultaneously are, sold and delivered. The Company agrees to take all necessary corporate or other action it deems reasonably necessary to effect the Capital Increase relating to the Option Shares and to take such steps to cause the delivery of the Option ADSs to the Underwriters upon the deposit of Option Shares with the Depositary, as contemplated by the Prospectus.

(ii) On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein (a) the Company agrees to issue any Option Shares to be purchased pursuant to Section 2(g)(i) above to the Subscription Agent, acting for the account of the several Underwriters, as provided in subsection (b) below; (b) the Underwriters agree severally to purchase and underwrite the Option Shares as set forth in Section 2(g)(i) above, and (c) the Subscription Agent, acting for the account of the several Underwriters, agrees and undertakes to subscribe for the Option Shares at the Issue Price and to pay to the Company the Issue Price for each of the subscribed Option Shares by crediting with value the Issue Price multiplied by the number of Option Shares to be purchased (the “Option Aggregate Issue Price”)

into a special account opened at Raiffeisen Bank International AG (account number [                                        ]) in the name of the Company and entitled “[                    ]” (the “Option Capital Increase Account”), such account to be non-interest bearing and free of charges; and (d) for the purpose of registering the Capital Increase representing the Option Shares in the Commercial Register, the Subscription Agent will, subject to the conditions stated herein, execute in its own name, but for the account of the several Underwriters, and deliver to the Company a Subscription Certificate, duly signed in duplicate in accordance with the AktG for the Option Shares, and will effect payment of the Option Aggregate Issue Price as described in subsection (c) above to the Option Capital Increase Account. Upon crediting the Option Aggregate Issue Price, Raiffeisen Bank International AG, will cause delivery to the Company of a Bank Certificate, confirming such credit pursuant to Section 170(1), 155(2), 28(2), 28a(1) and 29(1) AktG.

(iii) Promptly upon receipt of the Subscription Certificate pursuant to Section 2(g)(ii)(c) and the Bank Certificate, the Company shall take all reasonable measures to have the registration of the Capital Increase representing the Option Shares in the Commercial Register approved by the competent judge. Copies of all documents filed with the Commercial Register shall be delivered to the Representatives. Promptly upon the registration of the Capital Increase representing the Option Shares in the Commercial Register, the Company shall, by telefax or email, furnish each of the Representatives with an excerpt of the registration notice of the Commercial Register and an excerpt from the Commercial Register, each evidencing such Capital Increase representing the Option Shares. If the actions described in Section 2(g)(ii) above and this Section 2(g)(iii) have not occurred within [●] full business days after written notice of election to purchase Option Shares is given, all obligations of the several Underwriters to purchase and underwrite the Option Shares shall terminate. In this event, the provisions set out in Sections 4 and 5 of this Agreement shall remain in full force and effect, and the Company shall make such payments to the Subscription Agent as required under Section 9 of this Agreement.

(iv) Any time for the delivery of and payment for the Option ADSs, being herein referred to as a “Date of Delivery,” which may be the Closing Time, shall be determined by the Representatives and the Company but shall be not later than [●] nor less than [●] full business days after written notice of election to purchase Option Shares is given, nor in any event prior to the Closing Time. The Option Shares being purchased on a Date of Delivery will be represented on a global share certificate, and the Representatives, through the Subscription Agent, will transfer title with respect to these Option Shares to the Depositary on or prior to such Date of Delivery, to enable delivery by the Depositary of the Option ADSs in respect thereof to the Representatives for the account of the several Underwriters, for subsequent delivery to the several Underwriters or to investors, as the case may be, by way of book-entry against payment of the aggregate purchase price for such Option Shares, which shall be the number of Option ADSs sold multiplied by the Purchase Price, in Federal (same day) funds by wire transfer to an account designated by the Company for the Option ADSs at such Date of Delivery.

(v) Upon receipt of payment from the Underwriters for the Option ADSs, as described in (iv) above, the Company shall immediately repay to the Subscription Agent, in immediately available Euro denominated funds by wire transfer, the Option Aggregate Issue Price referred to in Section 2(h)(ii) above to the following account at Deutsche Bank, Frankfurt (account number 100924 883200) in the name of the Subscription Agent.

(h) Agreement Regarding Payment. Payment of the Purchase Price per ADS purchased shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against subsequent delivery to the Representatives of the Offered ADSs for the respective accounts of the several Underwriters. The Company agrees (i) that the Company shall only be entitled to receive payment of the net amount (excluding the underwriting discount) and (ii) that such net amount can only be released from said account upon the prior written approval from the Representatives (acting on behalf of the Underwriters) (such consent not to be unreasonably withheld and with an obligation to consent immediately upon delivery to the Representatives of the Initial ADSs and the Option ADSs, respectively). It is understood that each Underwriter has authorized the Representatives, for their account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Initial ADSs and the Option ADSs, if any, which it has agreed to purchase. The Representatives, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the Purchase Price for the Initial ADSs or the Option ADSs, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or the ADS Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Offered ADSs for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Offered ADSs. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Offered ADSs as contemplated in this Agreement and in the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Offered ADSs is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Offered ADSs, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement or the ADS Registration Statement, as the case may be, in order that the Registration Statement or the ADS Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or the ADS Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the ADS Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Offered ADSs is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Offered ADSs for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Offered ADSs; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Offered ADSs in all material respects in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to effect and its reasonable best efforts to maintain the listing of the Offered ADSs on the Nasdaq Global Market.

(i) Transfer Agent. The Company will maintain a transfer agent and a registrar for the Common Shares.

(j) Deposit of Shares. The Shares will be deposited with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that Offered ADSs will be issued by the Depositary against receipt of such Offered Shares and Offered ADSs and/or ADRs evidencing Offered ADSs delivered to the Underwriters at the Closing Time or on a Date of Delivery which is after the Closing Time.

(k) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs, Common Shares or any securities convertible into or exercisable or exchangeable for ADSs or Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the ADSs or Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs, Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Offered ADSs to be sold hereunder, (B) any ADSs or Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any ADSs or Common Shares issued or options to purchase ADSs or Common Shares granted pursuant to employee benefit or stock incentive plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any ADSs or Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the filing by the Company of any registration statement on Form S-8 or a successor form thereto, or (F) ADSs, Common Shares or other securities issued in connection with a transaction that includes a commercial relationship (including joint ventures or other strategic acquisitions), provided that (x) the aggregate number of shares issued pursuant to this clause (F) shall not exceed [to insert number of shares equal to 5.0% of the total number of outstanding Common Shares immediately following the issuance and sale of the Offered ADSs at the Closing Time] pursuant hereto and (y) the recipient of any such ADSs, Common Shares or securities issued pursuant to this clause (F) during the 180-day restricted period described above shall be subject to the restrictions set forth in a lock-up agreement described in Section 5(m) hereof for the remainder of such restricted period.

(l) Certain Releases or Waivers. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 5(m) hereof for a supervisory or management board member or senior manager of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(m) Reporting Requirements. The Company, during the period when a Prospectus relating to the Offered ADSs is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Offered ADSs as may be required under Rule 463 under the 1933 Act.

(n) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Offered ADSs that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed and consented to by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(o) Compliance with FINRA Rules. The Company hereby agrees that it will ensure that the Reserved ADSs will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved ADSs, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(p) Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(q) Payment of Taxes. The Company will pay any stamp tax, transfer tax or issue, documentary, certification or other similar tax imposed by any government department or other taxing authority that is payable in connection with (i) the sale and transfer of the Offered Shares and/or the Offered ADSs to or for the respective accounts of the Underwriters, or (ii) the sale and delivery of the Offered ADSs by the Underwriters to those purchasing such Offered ADSs from the Underwriters.

(r) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered ADSs within the meaning of the 1933 Act and (ii) completion of the 180-day restricted period referred to in Section 3(i).

(s) Capital Increase Account/Option Capital Increase Account. The Company shall not remove any amounts paid by the Subscription Agent into the Capital Increase Account or Option Capital Increase Account prior to the Closing Time or relevant Date of Delivery, as applicable.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and the ADS Registration Statement, each as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Offered Shares and Offered ADSs to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Offered Shares and Offered ADSs, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Offered Shares and Offered ADSs under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a “Blue Sky Survey” and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Offered ADSs, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offered ADSs, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (provided that the travel, lodging and any other travel expenses of the representatives of the Underwriters shall be paid by the Underwriters), and 50 percent of the cost of aircraft and any other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Offered ADSs, not to exceed $32,000, (ix) the fees and expenses incurred in connection with the listing of the Offered ADSs on the Nasdaq Global Market, (x) the reasonable out-of-pocket costs and expenses of the Subscription Agent, on behalf of the Underwriters, incurred in connection with the subscription for the Initial Shares and Option Shares and the payment of the Aggregate Issue Price and Option Aggregate Issue Price in an amount not to exceed $[20,000] (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Offered ADSs made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii) and (xii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved ADSs which are designated by the Company for sale to Invitees.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9 or Section 10 hereof, the Company shall reimburse the Underwriters for all of their reasonably documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided, however, that if this Agreement is terminated by the Representatives pursuant to Section 10, the Company shall have no obligation to reimburse any out-of-pocket expenses incurred solely by any defaulting Underwriter.

(c) Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the creation and issuance of the Offered Shares by the Company and the sale of the Offered ADSs by the Underwriters, on the execution and delivery of this Agreement and the deposit of the Offered Shares being deposited with the Depositary.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any member of the supervisory or management board of the Company or the Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement and the ADS Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, and the ADS Registration Statement have become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinions of United States Counsel for Company. At the Closing Time, the Representatives shall have received the opinion and negative assurance letter, dated the Closing Time, of Wilmer Cutler Pickering Hale and Dorr LLP, United States counsel for the Company in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto.

(c) Opinion of Austrian Counsel for the Company. At the Closing Time, the Representatives shall have received the opinion of Freshfields Bruckhaus Deringer LLP, Austrian counsel for the Company, dated the Closing Time, including with respect to certain Austrian tax matters, in the form and substance satisfactory to counsel of the Underwriters and agreed upon between the parties, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto.

(d) Opinion of Intellectual Property Counsel for the Company. At the Closing Time, the Representatives shall have received the opinions of each of Wilmer Cutler Pickering Hale and Dorr LLP as special counsel for the Company with respect to intellectual property matters and Schwarz & Partner, special counsel for the Company with respect to intellectual property matters, each in the form and substance satisfactory to counsel of the Underwriters and agreed upon between the parties, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A-3 and A-4 hereto.

(e) Opinion of Counsel for the Depositary. At the Closing Time, the Representatives shall have received the opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-5 hereto.

(f) Opinion of United States Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Covington & Burling LLP, United States counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and the Subsidiary and certificates of public officials.

(g) Opinion of Austrian Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the opinion of Schönherr Rechtsanwälte GmbH, Austrian counsel for the Underwriters in connection with the offer and sale of the Offered ADSs, dated the Closing Time, in form and substance satisfactory to the Underwriters. In giving such opinion, such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and the Subsidiary and certificates of public officials.

(h) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Operating Officer and Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(i) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers Österreich GmbH Wirtschaftsprüfungsgesellschaft a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers Österreich GmbH Wirtschaftsprüfungsgesellschaft a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(k) Approval of Listing. At the Closing Time, the Offered ADSs shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(l) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Offered ADSs.

(m) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by all supervisory and management board members of the Company and shareholders, optionholders and warrantholders of the Company representing, together with supervisory and management board members, at least 97% of the outstanding shares of the Company.

(n) Certificates. The Depositary shall have furnished or caused to be furnished to the Representatives on and as of the Closing Time certificates, dated the date of delivery thereof, and/or evidence reasonably satisfactory to the Representatives evidencing the deposit with it or its nominee of the Initial Shares being so deposited against issuance of the Initial ADSs to be delivered by the Company on and as of the Closing Time, and the execution, countersignature (if applicable), issuance and delivery of such Initial ADSs pursuant to the Deposit Agreement.

(o) Capital Increase Account. The Aggregate Issue Price paid by the Subscription Agent pursuant to Section 2(a) of this Agreement shall remain in the Capital Increase Account as of the Closing Time.

(p) Conditions to Purchase of Option ADSs. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option ADSs, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and the Subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and of the Chief Operating Officer and Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(i) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of United States Counsel for Company. If requested by the Representatives, the opinion and negative assurance letter of Wilmer Cutler Pickering Hale and Dorr LLP, United States counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(b) hereof.

(iii) Opinion of Austrian Counsel for the Company. If requested by the Representatives, the opinion of Freshfields Bruckhaus Deringer LLP, Austrian counsel for the Company, including with respect to certain Austrian tax matters, in the form and substance satisfactory to counsel of the Underwriters and agreed upon between the parties, dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Opinion of Intellectual Property Counsel for the Company. If requested by the Representatives, the opinions of each of Wilmer Cutler Pickering Hale and Dorr LLP, special counsel for the Company with respect to intellectual property matters, and Schwarz & Partner, special counsel for the Company with respect to intellectual property matters, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(d) hereof.

(v) Opinion of Counsel for the Depositary. If requested by the Representatives, the opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, in the form and substance satisfactory to counsel of the Underwriters and agreed upon between the parties, dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vi) Opinion of United States Counsel for Underwriters. If requested by the Representatives, the opinion of Covington & Burling LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(vii) Opinion of Austrian Counsel for the Underwriters. If requested by the Representatives, the opinion of Schönherr Rechtsanwälte GmbH, Austrian counsel for the Underwriters relating to the Option ADSs to be purchased on such Date of Delivery, dated such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(viii) Bring-down Comfort Letter. If requested by the Representatives, a letter from PwC Österreich GmbH Wirtschaftsprüfungsgesellschaft, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(j) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(ix) Certificates. The Depositary shall have furnished or caused to be furnished to the Representatives on and as of such Date of Delivery certificates, dated such Date of Delivery, and/or evidence reasonably satisfactory to the Representatives evidencing the deposit with it or its nominee of the Option Shares being so deposited against issuance of the Option ADSs to be delivered by the Company on and as of such Date of Delivery, and the execution, countersignature (if applicable), issuance and delivery of such Option ADSs pursuant to the Deposit Agreement.

(x) Option Capital Increase Account. The Option Aggregate Issue Price paid by the Subscription Agent pursuant to Section 2(g)(ii) of this Agreement shall remain in the Option Capital Increase Account as of such Date of Delivery.

(q) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered ADSs as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares and of the Offered ADSs as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(r) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option ADSs on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option ADSs, may be terminated by Leerink by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 11, 13, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the ADS Registration Statement or the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered ADSs (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the ADS Registration Statement or the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Senior Management. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, and each of its senior managers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(i) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Indemnification for Reserved ADSs. In connection with the offer and sale of the Reserved ADSs, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved ADSs have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved ADSs or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved ADSs which have been orally confirmed for purchase by any Invitee by 9:00 A.M. (New York City time) on the first business day after the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved ADSs.

(f) Indemnification of the Subscription Agent. Without limitation and in addition to its obligation under the other subsections of this Section 6, the Company agrees to indemnify and hold harmless RBC Europe Limited, in its capacity as the Subscription Agent, its affiliates, directors, officers, employees, agents and each person, if any, who controls the Subscription Agent within the meaning of the 1933 Act or the 1934 Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the Subscription Agent’s acting in such capacity in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the Subscription Agent.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered ADSs pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered ADSs pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered ADSs pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Offered ADSs as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Offered ADSs underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial ADSs set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Subsidiary submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Offered ADSs.

SECTION 9. Termination of Agreement.

(a) This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company if (i) any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled, or (ii) there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, or (iii) there has occurred any material adverse change in the financial markets in the United

States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Offered ADSs, or (iv) trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or (v) trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (vi) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vii) a banking moratorium has been declared by either Federal or New York authorities (each of the events set forth in this Section 9(a), a “Termination Event”). In case of such termination, each of the parties hereto shall be released and discharged from their respective obligations hereunder except as provided in Section 4 and except that Sections 1, 5, 6, 7, 8, 11, 13, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

(b) If a Termination Event occurs before the Subscription Certificate for the Initial Shares or the Option Shares, as the case may be, has been filed with the Commercial Register, the Representatives may, at their option and in their sole discretion, on behalf of the several Underwriters, terminate this Agreement, and, thereafter, the obligation of the Subscription Agent to subscribe for the Initial Shares or the Option Shares, as the case may be, for the account of the several Underwriters and the several obligations of the Underwriters to acquire the Initial Shares or the Option Shares, as the case may be, may be cancelled, and, in such circumstances, the Company shall return the Subscription Certificate for the Initial Shares or the Option Shares, as the case may be, and the Bank Certificate to the Subscription Agent and repay, as soon as practicable but in no event later than two business days after receipt of such written notice, any amounts credited to the Capital Increase Account or, as the case may be, the Option Capital Increase Account back to the Subscription Agent, acting on behalf of the Underwriters, in immediately available Euro denominated funds by wire transfer to an account designated by the Subscription Agent.

(c) If a Termination Event occurs after all documents required for the registration of the Capital Increase have been filed with the Commercial Register, the Representatives may, at their option and in their sole discretion, on behalf of the several Underwriters, request by written notification to the Company that the Company employ its reasonable best efforts to procure a withdrawal of the application for registration of the Capital Increase with the Commercial Register. If the application is withdrawn successfully, the obligation of the Subscription Agent to subscribe for the Initial Shares or the Option Shares, as the case may be, for the account of the several Underwriters and the several obligations of the Underwriters to acquire the Initial Shares or the Option Shares, as the case may be, shall terminate and the Company shall return the Subscription Certificate for the Initial Shares or the Option Shares, as the case may be, and the Bank Certificate to the Subscription Agent. Furthermore, the Company shall repay, as soon as practicable but in no event later than two business days after receipt of such written notice, any amounts credited to the Capital Increase Account or, as the case may be, the Option Capital Increase Account back to the Subscription Agent, acting on behalf of the Underwriters, in immediately available Euro denominated funds by wire transfer to an account designated by the Subscription Agent.

(d) If the Termination Event occurs after registration of the Capital Increase with the Commercial Register or on a date on which the application for the registration of the Capital Increase with the Commercial Register can no longer be withdrawn, or if despite the Company’s request a withdrawal does not occur for other reasons, the Representatives may, at their option and in their sole discretion, on behalf of the several Underwriters, terminate this Agreement on behalf of the several

Underwriters; provided, however, that the several obligations of the Underwriters hereunder to acquire the Initial Shares or the Option Shares, as the case may be, at the Issue Price shall remain in force and survive any such termination. The Representatives may, however, release the several other Underwriters of such obligation in their sole discretion. Subject to the foregoing, in the event of any such termination, the several obligations of the Underwriters to acquire and offer the Initial Shares or the Option Shares, as the case may be, shall terminate. In the event of a termination pursuant to this subsection (d), the Representatives and the Company shall mutually identify and agree in good faith on one or more purchasers for the Initial Shares or the Option Shares, as the case may be, as promptly as practicable thereafter and the Representatives agree to sell the Initial Shares or the Option Shares, as the case may be, to such designated purchaser(s) at a price no less than the Issue Price per Initial Share or Option Share. In the event either (i) the Representatives and the Company cannot so identify and agree on any designated purchaser(s) within ten (10) days following the date of such termination or (ii) the sale to such designated purchaser(s) does not occur (other than for reasons solely caused by the Representatives) within 20 days following the date of such termination, the Representatives shall have the right to sell the Initial Shares or the Option Shares, as the case may be, to any other person or persons as they deem best in their sole discretion. In the event of any such sale, the Representatives shall forward to the Company any proceeds received by them from such disposition less the underwriting commission. In the event of any such sale, the Company shall repay, as soon as practicable but in no event later than two business days after receipt of a written notice from the Representatives of such sale, any amounts credited to the Capital Increase Account or, as the case may be, the Option Capital Increase Account back to the Subscription Agent, acting on behalf of the Underwriters, in immediately available Euro denominated funds by wire transfer. If the Initial Shares or the Option Shares, as the case may be, have already been transferred from the Subscription Agent to the Depositary and been registered in the Depositary’s name, the Company shall assist the Subscription Agent in taking all reasonable measures necessary to effect the transfer of the Initial Shares or the Option Shares, as the case may be, to the Representatives or any other entity designated by the Representatives, on behalf of the several Underwriters, and to register the Initial Shares or the Option Shares, as the case may be, in the name of any entity designated by the Representatives, on behalf of the several Underwriters.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Offered ADSs which it or they are obligated to purchase under this Agreement (the “Defaulted ADSs”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted ADSs in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted ADSs does not exceed 10% of the number of Offered ADSs to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted ADSs exceeds 10% of the number of Offered ADSs to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option ADSs to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option ADSs, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Leerink at One Federal Street, Floor 37, Boston, MA 02110, attention of Jack Fitzgerald (facsimile: (617) 918-4664) and to RBC at 200 Vesey Street, 10th Floor, New York, NY 10281, attention of [●] (facsimile: [●]), with a copy to Covington & Burling LLP at The New York Times Building, 620 Eighth Avenue, New York, NY 10018, attention of Eric W. Blanchard (facsimile: (646) 441-9111); notices to the Company shall be directed to it at [●], attention of [●] (facsimile: [●]), with a copy to Wilmer Cutler Pickering Hale and Dorr LLP at 7 World Trade Center, 250 Greenwich Street, New York, NY 10007, attention of Brian Johnson (facsimile: (212) 230-8888).

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered ADSs pursuant to this Agreement, including the determination of the initial public offering price of the Offered ADSs and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Offered ADSs and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Subsidiary or their respective securityholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Offered ADSs or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Subsidiary on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Offered ADSs except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Offered ADSs and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and senior managers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; provided that the parties hereto acknowledge that RBC Europe Limited, as Subscription Agent, is an intended third party beneficiary insofar as the provisions of this Agreement relate to the Subscription Agent. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and senior managers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered ADSs from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its securityholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company and each other party not located in the United States has irrevocably appointed CT Corporation System, which currently maintains a New York City office at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York, United States of America.

With respect to any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment described above, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21. Entire Agreement. This Agreement supersedes all prior agreements and understanding (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

(Signature page follows)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

NABRIVA THERAPEUTICS AG

By
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

LEERINK PARTNERS LLC

By
Name:
Title:

RBC CAPITAL MARKETS, LLC

By
Name:
Title:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

Signature Page to Underwriting Agreement

SCHEDULE A

The initial public offering price per Offered ADS shall be $[●].

The purchase price per ADS for the Offered ADSs to be paid by the several Underwriters shall be $[●] per ADS purchased, being an amount equal to the initial public offering price set forth above less $[●] per ADS, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial ADSs but not payable on the Option ADSs.

Name of Underwriter	Number of Initial ADSs

Leerink Partners LLC
RBC Capital Markets, LLC
Needham & Company, LLC
Wedbush Securities, Inc.

Total

Sch A-1

SCHEDULE B-1

Pricing Terms

1. The Company is selling [●] Offered ADSs representing [●] Common Shares.

2. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] Option ADSs representing up to [●] Common Shares.

3. The initial public offering price per Offered ADS shall be $[●].

Sch B - 1

SCHEDULE B-2

Free Writing Prospectuses

[None]

Sch B - 2

SCHEDULE B-3

List of Written Testing-the-Waters Communications

[None]

Sch B - 3

Exhibit A-1

FORM OF OPINION OF COMPANY’S UNITED STATES COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

Exhibit A-2

FORM OF OPINION OF COMPANY’S AUSTRIAN COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

Exhibit A-3

FORM OF OPINION OF COMPANY’S INTELLECTUAL PROPERTY COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(d)

Exhibit A-4

FORM OF OPINION OF COMPANY’S INTELLECTUAL PROPERTY COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(d)

Exhibit A-5

FORM OF OPINION OF DEPOSITARY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(e)

[Form of lock-up from supervisory, management board members and certain other shareholders, optionholders and warrantholders pursuant to Section 5(m)]

Exhibit B

Lock-Up Agreement

            , 2015

Leerink Partners LLC

RBC Capital Markets, LLC

as Representatives of the several Underwriters

c/o        Leerink Partners LLC

299 Park Avenue, 21st floor

New York, NY 10171

c/o        RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

Re:	Proposed Public Offering by Nabriva Therapeutics AG

Ladies and Gentlemen:

The undersigned, a security holder, a member of senior management and/or a member of the supervisory board of Nabriva Therapeutics AG, a stock corporation (Aktiengesellschaft) organized and existing under the laws of the Republic of Austria (the “Company”), understands that Leerink Partners LLC (“Leerink”) and RBC Capital Markets, LLC (“RBC”, and together with Leerink, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of the Company’s equity securities. In recognition of the benefit that such an offering will confer upon the undersigned as a security holder, a member of senior management and/or a member of the supervisory board of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any equity securities of the Company (“Company Equity Securities”), or any securities convertible into or exchangeable or exercisable for Company Equity Securities (including, without limitation, such equity securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”)), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities (which the undersigned agrees to waive in connection with the Public Offering), or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Company Equity Securities or other securities, in cash or otherwise. If the undersigned is a member of the supervisory board or senior management of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Company Equity Securities the undersigned may purchase in the Public Offering.

If the undersigned is a member of the supervisory board or senior management of the Company, (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of any Lock-Up Securities, the Representatives will notify the Company of the impending release or waiver, and (2) the Company will agree or has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service or as otherwise permitted under FINRA Rule 5131 at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such person shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities during the Lock-Up Period without the prior written consent of the Representatives, provided, in each case, that (1) the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) in the case of clauses (i) through (iv) below, such transfers are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on a Form 5 made after the expiration of the Lock-Up Period):

(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	as a distribution to partners, retired partners, members, former members, shareholders or other equity holders of the undersigned (or their equivalent under the jurisdiction of organization of the undersigned) or, if the undersigned is a trust, to any successor, additional trustee or trustees, any entity whose shares are all held directly or indirectly by the undersigned, to the nominee or custodian of such entity, or to the beneficiaries of the undersigned;

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned or the immediate family of the undersigned;

(v)	by operation of law, including domestic relations orders or in connection with a divorce settlement;

(vi)	by will, other testamentary document or intestate succession upon the death of the undersigned; or

(vii)	to the Company in satisfaction of any tax withholding obligation. [1]

Furthermore, no provision in this letter shall be deemed to restrict or prohibit (1) the transfer of the undersigned’s Lock-Up Securities to the Company in connection with the termination of the undersigned’s services to the Company, provided that no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), (2) the exercise or exchange by the undersigned of any option to acquire any Company Equity Securities granted pursuant to any stock option, stock bonus or other stock plan or arrangement or the exercise of warrants or any other securities described as outstanding in the Company’s registration statement on Form F-1, as amended, related to the Public Offering of Company Equity Securities (including, in each case, by way of a “net” exercise in accordance with the terms of such outstanding option, warrant or other security), provided that the underlying Company Equity Securities shall continue to be subject to the restrictions on transfer set forth in this letter, (3) the transfer of Lock-Up Securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company; provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this letter, and (4) the conversion of the outstanding preferred stock of the Company into Company Equity Securities, provided that any such shares received upon such conversion shall be subject to the restrictions on transfer set forth in this letter.

Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 trading plan”) or from amending an existing 10b5-1 trading plan so long as there are no sales of Lock-Up Securities under such plans during the Lock-Up Period; and provided that the establishment of a 10b5-1 trading plan or the amendment of a 10b5-1 trading plan shall only be permitted if (i) the establishment or amendment of such plan is not required to be reported in any public report or filing with the SEC, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment or amendment of such plan during the Lock-Up Period.2

[1]	The agreements executed by Phase4 Ventures III L.P., OrbiMed Private Investments V, LP, HBM Healthcare Investments (Cayman) Ltd., Vivo Capital, The Wellcome Trust Limited, Boxer Capital, EcoR1 Capital Fund and certain of their affiliated entities contain a provision substantially as follows:

“In addition, the restrictions above shall not prohibit the transfer or sale of Lock-up Securities acquired by the undersigned in the Public Offering (other than any Company directed Lock-up Securities purchased in the Public Offering by an officer or director of the Company) or in open market transactions after the completion of the Public Offering if and only if (i) such transfers or sales are not required to be reported in any public report or filing with the SEC under Section 13 or Section 16 of the Exchange Act; and (ii) the undersigned does not otherwise voluntarily effect any filing under Section 13 or Section 16 of the Exchange Act during the Lock-Up Period regarding such transfers or sales.”

[2]	The agreement executed by OrbiMed Private Investments V, LP contains the following provision:

In the event that the Representatives, release, in full or in part, any officer, director or holder of at least one percent (1%) or more of the then outstanding common stock of the Company (measured as of the date of the Triggering Release (as defined below)) (a “Triggering Shareholder”) from the restrictions of any lock-up agreement similar to this letter agreement signed by such Triggering Shareholder (a “Triggering Release”), then the undersigned shall be automatically released (subject, in the case of directors and officers of the Company, to any required notice and announcement procedures provided for herein) to the same extent with respect to the same percentage of the then outstanding common stock of the Company of the undersigned as the percentage of the then outstanding common stock being released in the Triggering Release represent with respect to the then outstanding common stock held by the Triggering Shareholder at the time of the request of the Triggering Release. In the event of a Triggering Release, the Company shall use commercially reasonable efforts to notify the undersigned within three (3) business days of the occurrence of such Triggering Release, which notification obligation may be satisfied by the issuance of a press release through a major news service announcing such Triggering Release; provided that the failure to by the Company to give such notice shall not give rise to any claim or liability against the Representatives, or in respect of the Company. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions. This lock-up agreement shall automatically terminate, and the undersigned shall be released from the undersigned’s obligations hereunder, upon the earliest to occur, if any, of: (i) prior to the execution of the Underwriting Agreement, either Leerink and RBC, on behalf of the Underwriters, or the Company advises the other party in writing that it has determined not to proceed with the Public Offering, (ii) the Company files an application to withdraw the registration statement related to the Public Offering, (iii) the Underwriting Agreement is executed but is terminated prior to the closing of the Public Offering (other than the provisions thereof which survive termination), or (iv) March 31, 2016, in the event that the Underwriting Agreement has not been executed by such date.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this lock-up agreement. This lock-up agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This lock-up agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature page follows]

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Exhibit C

FORM OF PRESS RELEASE

TO BE ISSUED PURSUANT TO SECTION 3(j)

Client

[Date]

Client (the “Company”) announced today that Leerink Partners LLC and RBC Capital Markets, LLC , the joint book-running managers in the Company’s recent public sale of [●] ADSs, are [waiving] [releasing] a lock-up restriction with respect to                      of the Company’s common shares held by [certain supervisory or management board members] [a supervisory or management board member] of the Company. The [waiver] [release] will take effect on     ,          20    , and the common shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

C-1